As filed with the Securities and Exchange Commission on
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
the Securities Act of 1933
FSI International, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	41-1223238

(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

3455 Lyman Boulevard
Chaska, Minnesota	55318

(Address of principal executive offices)	(Zip Code)
FSI INTERNATIONAL, INC. 2008 OMNIBUS STOCK PLAN
AND
FSI INTERNATIONAL, INC. EMPLOYEES STOCK PURCHASE PLAN

(Full title of the plans)
DONALD S. MITCHELL
CHAIRMAN AND CHIEF EXECUTIVE OFFICER
FSI INTERNATIONAL, INC.
3455 LYMAN BOULEVARD
CHASKA, MINNESOTA 55318

(Name and address of agent for service)
(952) 448-5440

(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-accelerated Filer ☐	Smaller Reporting Company ☑
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate	Amount of
to be Registered	Registered (1)	Share (2)	Offering Price (2)	Registration Fee
Common Stock, no par value	1,500,000 Shares	$3.70	$5,550,000	$395.72

(1)	This Registration Statement relates to an additional 500,000 shares of Common Stock to be offered under the registrant’s 2008 Omnibus Stock Plan, for which 1,500,000 shares were registered under Registration Statements on Form S-8 (Nos. 333-149852 and 333-158517). This Registration Statement also relates to an additional 1,000,000 shares of Common Stock to be offered under the registrant’s Employees Stock Purchase Plan, for which 4,300,000 shares were registered under Registration Statements on Form S-8 (Nos. 33-33647, 33-39920, 33-46296, 33-77852, 333-19677, 333-50991, 333-96275, 333-61164, 333-104088, 333-113735, 333-122729, 333-149852 and 333-158517).

(2)	Estimated solely for the purpose of calculating the registration fee under Rules 457(c) and (h)(1) under the Securities Act of 1933, based on the average of the high and low sale prices per share of the registrant’s Common Stock on April 6, 2010 as reported on the Nasdaq Global Market.

PART II-INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 5
EXHIBIT 23.2
EXHIBIT 24
EXHIBIT 99.1
EXHIBIT 99.2

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 500,000 shares of the registrant’s Common Stock to be issued pursuant to the registrant’s 2008 Omnibus Stock Plan, as amended and restated. This Registration Statement also relates to the registration of an additional 1,000,000 shares of the registrant’s Common Stock to be issued pursuant to the registrant’s Employees Stock Purchase Plan, as amended and restated. In accordance with Section E of the General Instructions to Form S-8, the following Registration Statements on Form S-8 relating to the 2008 Omnibus Stock Plan and the Employees Stock Purchase Plan previously filed with the Securities and Exchange Commission (the “SEC”) are incorporated into this Registration Statement by reference to the registrant’s Registration Statements on Form S-8 (Nos. 33-33647, 33-39920, 33-46296, 33-77852, 333-19677, 333-30675, 333-50991, 333-96275, 333-61164, 333-104088, 333-113735, 333-122729, 333-149852 and 333-158517).
PART II-INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits

Exhibit	Description
5	Opinion of Faegre & Benson LLP.
23.1	Consent of Faegre & Benson LLP (included in Exhibit 5).
23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
24	Powers of Attorney of directors and officers.
99.1	FSI International, Inc. 2008 Omnibus Stock Plan, as amended and restated.
99.2	FSI International, Inc. Employees Stock Purchase Plan, as amended and restated.

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chaska, State of Minnesota, on April 8, 2010.

FSI INTERNATIONAL, INC.
By	/s/ Donald S. Mitchell
Donald S. Mitchell
Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on April 8, 2010 by the following persons in the capacities indicated:

/s/ Donald S. Mitchell	Chairman and Chief Executive Officer*
Donald S. Mitchell	(Principal Executive Officer)

/s/ Patricia M. Hollister	Chief Financial Officer
Patricia M. Hollister	(Principal Financial and Accounting Officer)

}
James A. Bernards
Terrence W. Glarner
Willem D. Maris		A Majority of the Board of Directors*
Donald S. Mitchell
David V. Smith

*	Patricia M. Hollister, by signing her name hereto, hereby signs this document on behalf of each of the above-named officers or directors of FSI International, Inc. pursuant to powers of attorney duly executed by those persons.

/s/ Patricia M. Hollister
Patricia M. Hollister
Attorney-in-Fact

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INDEX TO EXHIBITS

Exhibit	Description
5	Opinion of Faegre & Benson LLP	Filed Electronically
23.1	Consent of Faegre & Benson LLP (included in Exhibit 5)
23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm	Filed Electronically
24	Powers of Attorney of directors and officers	Filed Electronically
99.1	FSI International, Inc. 2008 Omnibus Stock Plan, as amended and restated	Filed Electronically
99.2	FSI International, Inc. Employees Stock Purchase Plan, as amended and restated	Filed Electronically

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